Exhibit No. 3.5
            Certificate of Incorporation of ECSI International, Inc.
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                                                                  FILED
                          Certificate of Incorporation
                                                              March 15 1996
                                       of
                                                              Lonna R. Hooks
                            ECSI INTERNATIONAL, INC.        Secretary of State


      This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

14A:2-7 (1) (a)

      1.    The name of the corporation is ECSI INTERNATIONAL, INC.


14A:2-7 (1) (g)

      2. The address (and zip code) of this corporation's initial registered office is
            190 Moore Street, Hackensack, New Jersey 07601

and the name of this corporation's initial registered agent at such address is

            RICHARD T. RAPONE, ESQ.


14A:2-7 (1) (b)

      3.    The purposes for which this corporation is organized are:

            To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:1-1 et seq.
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14A:2-7 (1) (c)

      4. The aggregate number of shares which the corporation shall have authority to issue is

            2,500 no par value
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14A:2-7 (1) (h)

      5. The first Board of Directors of this corporation shall consist of two Director(s) and the name and address of each person who is to serve as such Director is:

       Name                           Address                      Zip Code

Arthur Barchenko       7 Belair Terrace, Wayne, New Jersey           07470

Mark Barchenko         7 Belair Terrace, Wayne, New Jersey           07470



14A:2-7 (i) (i)

      6.    The name and address of each incorporator is:

       Name                           Address                      Zip Code

Patricia A. Oakley     190 Moore Street, Hackensack, New Jersey     07601

      In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 7th day of March 1996


                                                     /s/ PARTICIA A. OAKLEY
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                                                     PARTICIA A. OAKLEY

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                      ------------------------------------

                          Certificate of Incorporation

                                       of

                            ECSI INTERNATIONAL, INC.

                      ------------------------------------

                            FORWARDED FOR RECORDING
                                   AND FILING

                       BY: (INCLUDE ADDRESS AND ZIP CODE)

                   RICHARD T RAPONE, ESQ.
                   NASHEL, KATES, NUSSMAN, RAPONE & ELLIS
                   190 Moore Street
                   Hackensack, New Jersey 07601